Exhibit 4.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY U.S. STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE ORDINARY SHARES

Company:	ASLAN Pharmaceuticals Limited, a Cayman Islands exempted company with registration number 289175
Class of Shares:	Ordinary Shares
Number of Shares:	29,154,293
Warrant Price:	$0.0162 per Share
Issue Date:	May 29, 2024
Expiration Date:	10 years from the Issue Date
Loan Agreement:

This Warrant to Purchase Ordinary Shares (as amended and in effect from time to time, this “Warrant”) is issued in connection with, and as consideration for the agreements set forth in, that certain Third Amendment and Forbearance, of even date herewith, to that certain Loan, Guaranty and Security Agreement dated July 12, 2021, among the Company and certain other borrowers from time to time party thereto, K2 HealthVentures LLC, as administrative agent for lender, Ankura Trust Company, LLC, as collateral agent for lenders, K2 HealthVentures LLC and any other lender from time to time party thereto, as amended (collectively, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein without definition, shall have the meanings set forth in the Loan Agreement.

This WARRANT TO PURCHASE ORDINARY SHARES certifies that, for good and valuable consideration, K2 HEALTHVENTURES EQUITY TRUST LLC (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated class of shares (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

Section 1.
EXERCISE.
1.1
Method of Exercise. Holder may at any time and from time to time on or before the Expiration Date exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.
1.2
Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this

Warrant is being exercised. Thereupon, the Company shall issue to Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X = the number of Shares to be issued to Holder;

Y = the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B = the Warrant Price.

1.3
Fair Market Value. For purposes of this Warrant, “Fair Market Value” shall mean the following: If the Company’s American Depositary Shares (each representing twenty-five (25) ordinary shares of the Company) are then traded on a Nasdaq Stock Market (“Nasdaq”), or if the Company’s American Depositary Shares are not then traded on Nasdaq but on another nationally recognized US securities exchange, inter-dealer quotation system or over-the-counter market (an “Other Market”) (any of Nasdaq or an Other Market, a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of an American Depositary Share reported on the Nasdaq or Other Market for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company, divided by twenty-five (25). If the Company’s American Depositary Shares are not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.
1.4
Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder (i) a copy of the register of members of the Company showing the Holder (or its nominee) as the holder of the Shares issued to Holder upon such exercise and (ii) a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.
1.5
Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.
1.6
Treatment of Warrant at Acquisition.
(a)
In the event of an Acquisition (as defined below) in which the consideration to be received by the Company’s shareholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such cashless exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise.
(b)
Upon the closing of any Acquisition other than as described in subsection (a) above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.
(c)
(i) “Acquisition” means a transaction or series of transactions involving (A) the sale, lease exclusive license or other disposition of all or substantially all assets of the Company or any business line of the Company, (B) any merger, amalgamation or consolidation of the Company into or with another person or entity, or any other corporate reorganization, as a result of which the shareholders of the Company immediately prior to such transaction own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such transaction, or (C) any sale or other transfer by the shareholders of the Company of capital shares of the Company representing at least a majority of the Company’s outstanding combined voting power, as of such date of determination, and (ii) “Marketable Securities” means securities meeting all of the following requirements: (A) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (B) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market; and (C) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under US federal or state securities laws, rules or regulations or a contractual lock-up provision that is generally applicable to the other former securityholders of the Company receiving such securities, and (y) does not extend beyond six (6) months from the closing of such Acquisition.
Section 2.
ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.
2.1
Share Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in shares of the Class, ordinary shares or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.
2.2
Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.
2.3
No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.
2.4
Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, class and number of Shares in effect upon the date of such adjustment.

2.5 Exercise Limitation. The Company shall not effect any exercise of this Warrant, and Holder shall not have the right to exercise any portion of this Warrant pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the Notice of Exercise, Holder (together with Holder’s affiliates and any other persons acting as a group together with Holder or any of Holder’s affiliates (such persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of the Class beneficially owned by Holder, together with its Attribution Parties, shall include the number of shares of the Class that would be issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of the Class which are issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder, together with its Attribution Parties, and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Holder, together with its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by Holder, together with its Affiliates and any other Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of Holder, and the submission of a Notice of Exercise shall be deemed to be Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.5, in determining the number of outstanding shares of the Class (including shares represented by American Depositary Shares), Holder may rely on the number of outstanding shares of the Class (including shares represented by American Depositary Shares) as reflected in (A) the Company’s most recent periodic or annual report filed with the US Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of shares of the Class outstanding. Upon the written or oral request of Holder, the Company shall within two (2) Business Days confirm orally and in writing to Holder the number of shares of the Class then outstanding. In any case, the number of outstanding shares of the Class (including shares represented by American Depositary Shares) shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of the Class (including shares represented by American Depositary Shares) was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Class outstanding immediately after giving effect to the issuance of shares of the Class issuable upon exercise of this Warrant. Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.5, provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Class outstanding immediately after giving effect to the issuance of shares of the Class upon exercise of this Warrant held by Holder and the provisions of this Section 2.5 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this Section 2.5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to correct this Section 2.5 (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2.5 shall apply to a successor holder of this Warrant.

Section 3.
REPRESENTATIONS AND COVENANTS OF THE COMPANY.
3.1
Representations and Warranties. The Company represents and warrants to, and agrees with, Holder as follows:
(a)
All Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable US federal and state securities laws. The

Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued ordinary shares such number of ordinary shares and other securities as will be sufficient to permit the exercise in full of this Warrant.
(b)
The issuance of this Warrant and the issuance of the Shares issuable upon exercise hereof, does not entitle any other party to exercise preemptive rights, except to the extent waived prior to the Issue Date.
3.2
Notice of Certain Events. If the Company proposes at any time to:
(a)
declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, shares, or other securities and whether or not a regular cash dividend;
(b)
offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s share capital (other than pursuant to contractual pre-emptive rights);
(c)
effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or
(d)
effect an Acquisition or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Holder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of the outstanding shares of the Class.

3.3
American Depositary Shares. Subject to (a) compliance with applicable securities laws (including any holding period requirement set forth in the American Depositary Shares conversion policies of JPMorgan Chase Bank, N.A. (the “Depositary”) based on applicable securities laws), and (b) delivery by the Holder of any customary representations and other documentation, certificates or evidence, if any, as the Company, its counsel or the transfer agent may reasonably require in connection with the issuance of American Depositary Shares and to establish that restrictive legends are no longer required, upon a written request of the Holder, the Company shall consent to and use its commercially reasonable efforts to facilitate and take all other actions required to enable the deposit of any or all of the Shares with the Depositary for the issuance, within ten (10) Business Days after delivery by Holder of any such request, together with such documents, certificates and evidence as referred to in clause (b) above, of American Depositary Shares in accordance with the amended and restated deposit agreement dated as of September 8, 2020, by and among the Company, the Depositary, and all holders and beneficial owners of American Depositary Receipts issued thereunder (as may be amended, supplemented or replaced from time to time). The Company shall use its commercially reasonable efforts to cause the Company’s register of shareholders to be updated to reflect such American Depositary Shares in the name of the Depositary, without restrictive legends or other restrictions and the Company shall cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction to the effect that the removal of such restrictive legends in such circumstances may be effected under applicable securities laws. As of the date hereof, the Company represents that each American Depositary Share represents twenty-five (25) Ordinary Shares.
Section 4.
REPRESENTATIONS, WARRANTIES OF HOLDER.

Holder represents and warrants to the Company as follows:

4.1
Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.
4.2
Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
4.3
Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
4.4
Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act and is purchasing the Warrant pursuant to an exemption from the prospectus requirements of applicable securities laws.
4.5
Registration Exemptions. Holder understands that this Warrant and the Shares issued upon exercise of this Warrant may not have been registered under the Act or with the securities commission of any state by reason of their issuance in a transaction either: (i) exempt from the registration requirements of the Act pursuant to Section 4(a)(2) thereof or Rule 506 promulgated thereunder; or (ii) not subject to the registration requirements of the Act pursuant to Regulation S, and, accordingly, are subject to resale restrictions and may not be offered or sold except pursuant to an effective registration statement under the Act unless offered or sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Act and in accordance with applicable US state securities laws. In addition, Holder represents that it is familiar with Rule 144 promulgated pursuant to the Act and understands the resale limitations imposed hereby and by the Act.
4.6
No Shareholder Rights. Without limiting any provision of this Warrant, Holder agrees that as a Holder of this Warrant it will not have any rights (including, but not limited to, voting rights) as a shareholder of the Company with respect to the Shares issuable hereunder unless and until the exercise of this Warrant and then only with respect to the Shares issued on such exercise.
Section 5.
MISCELLANEOUS.
5.1
Term and Automatic Exercise Upon Expiration.
(a)
Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific Time, on the Expiration Date and shall be void thereafter.
(b)
Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver (i) a copy of the register of members of the Company showing the Holder (or its nominee) as the holder of the Shares issued to Holder upon such exercise, and (ii) a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.
5.2
Legends. Each certificate (or evidence of book entry) evidencing Shares issued on exercise hereof shall be imprinted with legends in substantially the following forms:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE ORDINARY SHARES ISSUED BY THE COMPANY TO K2

HEALTHVENTURES EQUITY TRUST LLC DATED MAY 29, 2024, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3
Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with applicable U.S. federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that such affiliate is an “accredited investor” as defined in Regulation D promulgated under the Act.
5.4
Transfer Procedure. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, K2 HealthVentures Equity Trust Llc and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant, and provided further, that if no Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing, Holder shall not transfer or assign (other than as part of an assignment of all of Holder’s rights under the Loan Agreement) its interest in Holder’s obligations, rights, and benefits under this Warrant to a distressed debt fund. Notwithstanding the foregoing, no part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) may be transferred to K2 HealthVentures LLC or any affiliate of K2 HealthVentures LLC, except to a person named as a “Designated Holder” of K2 HealthVentures LLC in the Loan Agreement.
5.5
Notices. All notices and other communications hereunder from the Company to Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

K2 HEALTHVENTURES LLC 855 Boylston Street, 10th Floor Boston, MA 02116 Attention: Legal Notices Email: legal@k2hv.com;

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

ASLAN PHARMACEUTICALS LIMITED

83 Clemenceau Avenue #12-03 UE Square

Singapore 239920

Attn: Kiran Asarpota, Chief Operating Officer

Email: Kiran.Asarpota@aslanpharma.com

5.6
Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Notwithstanding the foregoing, the last sentence of Section 5.4 may not be changed, waived, discharged or terminated without the express written consent of Ankura Trust Company, LLC. Ankura Trust Company, LLC shall be a third-party beneficiary of this Warrant for purposes of enforcing the preceding sentence.
5.7
Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.
5.8
Governing Law; Jurisdiction and Venue. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, USA. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the courts of New York, New York, USA in connection with any action or proceeding arising out of or relating to this Warrant. The Company and Holder hereby agree that any breach of any term or condition of this Warrant shall be deemed to be a breach occurring in the State of New York, USA by virtue of a failure to perform an act required to be performed in State of New York, USA and irrevocably and expressly agree to submit to the jurisdiction of the courts of New York, New York, USA for the purpose of resolving any disputes relating to this Warrant or the transactions contemplated hereby. The Company and Holder irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant, or any judgment entered by any court in respect hereof brought in New York, New York, USA, and further irrevocably waive any claim that any suit, action or proceeding brought in the courts of New York, New York, USA has been brought in an inconvenient forum. The Company and Holder hereby consent to process being served in any such suit, action or proceeding, by mailing a copy thereof to the address in effect for notices under Section 5.5 and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5.8 shall affect or limit any right to serve process in any other manner permitted by law.
5.9
Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
5.10
Business Days. “Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York, USA are required or permitted to be closed.

5.11 Currency. As used herein, “$” shall mean United States Dollars.

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IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Ordinary Shares to be executed by their duly authorized representatives effective as of the Issue Date written above.

company: ASLAN PHARMACEUTICALS LIMITED By: /s/ Carl Aslan Jason Morton Firth Name: Carl Aslan Jason Morton Firth Title: CEO

HOLDER: k2 healthventures equity trust llc By: /s/ Anup Arora Name: Anup Arora Title: Managing Director & CIO

APPENDIX 1

NOTICE OF EXERCISE

1.
The undersigned Holder hereby exercises its right to purchase _________________ Ordinary Shares of ________________________ a [_______] (the “Company”) in accordance with the attached Warrant to Purchase Ordinary Shares, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ] check in the amount of $________ payable to order of the Company enclosed herewith

[ ] Wire transfer of immediately available funds to the Company’s account

[ ] Cashless Exercise pursuant to Section 1.2 of the Warrant

[ ] Other [Describe] __________________________________________

2.
Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name
(Address)
3.
By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Ordinary Shares as of the date hereof.

HOLDER: By: Name: Title: Date:

ny-2737595